Exhibit 10.1

SITEONE LANDSCAPE SUPPLY, INC.
2020 OMNIBUS EQUITY INCENTIVE PLAN
ARTICLE I
PURPOSES
This SiteOne Landscape Supply, Inc. 2020 Omnibus Equity Incentive Plan, as may be amended from time to time (the “Plan”), has the following purposes:
(1) To further the growth, development and financial success of SiteOne Landscape Supply, Inc. (the “Company”) and the Subsidiaries (as defined herein), by providing additional incentives to employees, consultants and directors of the Company and the Subsidiaries by allowing them to become owners of Company Common Stock, thereby benefiting directly from the growth, development and financial success of the Company and the Subsidiaries.
(2) To enable the Company and the Subsidiaries to obtain and retain the services of the type of professional and managerial employees, consultants and directors considered essential to the long-range success of the Company and the Subsidiaries by providing and offering them an opportunity to become owners of Company Common Stock pursuant to the Awards granted hereunder.
The Plan is intended to replace and succeed the SiteOne Landscape Supply, Inc. 2016 Omnibus Equity Incentive Plan, and after the Effective Date no further awards shall be made thereunder. Any available reserves under the SiteOne Landscape Supply, Inc. 2016 Omnibus Equity Incentive Plan at the Effective Date shall be transferred to, and made available for Awards under this Plan. The adoption of this Plan will have no effect on the terms and conditions of outstanding awards under the SiteOne Landscape Supply, Inc. 2016 Omnibus Equity Incentive Plan or the SiteOne Landscape Supply, Inc. Stock Incentive Plan, as adopted effective May 19, 2014.
ARTICLE II
DEFINITIONS
Whenever the following terms are used in this Plan, they shall have the meanings specified below unless the context clearly indicates to the contrary. The singular pronoun shall include the plural where the context so indicates.
Section 2.1 “Administrator” shall mean the Board or any committee of the Board designated by the Board to administer the Plan, in each case as further provided in Article III.
Section 2.2 “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such first Person where “control” shall have the meaning given such term under Rule 405 of the Securities Act.
Section 2.3 “Alternative Award” shall have the meaning set forth in Section 14.2.
Section 2.4 “Applicable Laws” shall mean the requirements relating to the administration of stock option, restricted stock, restricted stock unit and other equity-based compensation plans under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Company Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.
Section 2.5 “Award” shall mean any Option, Stock Purchase Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, SAR, Dividend Equivalent, Deferred Share Unit, other Stock-Based Award or Cash-Based Award granted to a Participant pursuant to the Plan, including an Award combining two or more types of Awards into a single grant.
Section 2.6 “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award, including through an electronic medium. The Administrator may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the Participant’s acceptance of, or actions under, an Award Agreement, unless otherwise expressly specified herein.

Section 2.7 “Base Price” shall have the meaning set forth in Section 2.56.
Section 2.8 “Board” shall mean the Board of Directors of the Company.
Section 2.9 “Cash-Based Award shall mean an Award, denominated and payable in cash and granted pursuant to Article XI.
Section 2.10 “Cause” shall mean, unless otherwise provided in an Award Agreement or in a Participant’s effective employment, severance, consulting or other services agreement with the Company or any Subsidiary that employs such Participant, any of the following: (a) the Participant’s willful and continued failure to perform his or her material duties with respect to the Company or any Subsidiaries (except where due to a physical or mental incapacity), which continues beyond ten (10) business days after a written demand for substantial performance is delivered to the Participant by the Company or a Subsidiary; (b) the Participant’s failure to comply with a policy or practice of the Company or its Subsidiaries; (c) the Participant’s failure to comply with any laws, regulations or ordinances related to the Participant’s employment with or duties for the Company or its Subsidiaries; (d) the Participant’s conviction of or plea of nolo contendere to (i) the commission of a felony, or (ii) any misdemeanor that is a crime of moral turpitude; (e) willful and gross misconduct by the Participant in connection with his duties as an employee of the Company or its Subsidiaries; (f) the Participant’s engaging in any act or making any public statement that materially impairs, impugns, denigrates, disparages or negatively reflects upon the name, reputation or business interests of the Company or its Subsidiaries; or (g) the Participant’s breach of any Award Agreement, employment agreement, or non-competition, non-solicitation or confidentiality obligations owed by the Participant to the Company or its Subsidiaries or the Participant engaging in Competitive Activity. For purposes of this definition, no act or omission on the part of the Participant shall be deemed “willful” if done, or omitted to be done, by the Participant in good faith and in the reasonable belief that such action or omission was in the best interest of the Company or its Subsidiaries, and no failure of the Participant or the Company or any Subsidiary to achieve performance goals, in and of itself, shall be treated as a basis for the termination of a Participant’s employment by the Company or the Subsidiaries for “Cause.” A termination for Cause shall be deemed to include a determination by the Administrator following a Participant’s termination of employment that circumstances existing prior to such termination would have entitled the Company or a Subsidiary to have terminated such Participant’s employment for Cause. All rights a Participant has or may have under the Plan shall be suspended automatically during the pendency of any investigation by the Administrator or its designee, or during any negotiations between the Administrator or its designee and the Participant, regarding any actual or alleged act or omission by the Participant of the type described in the applicable definition of Cause.
Section 2.11 “Change in Control” shall mean the first to occur of any of the following events after the Effective Date:
(a) upon the consummation of any transaction, whether by way of sales of capital stock, merger, consolidation or otherwise, that results in the direct or indirect beneficial ownership by any person, entity or “group” (as defined in Section 13(d) of the Exchange Act), excluding the Company, any of its Subsidiaries, and any employee benefit plan of the Company or any of its Subsidiaries, or any Affiliates of any of the foregoing, of more than 50% of the combined voting power of the Company’s (or, if applicable, the surviving company after such a merger) then outstanding voting securities;
(b) within any consecutive 24-month period, the persons who were members of the Board at the beginning of such period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board, provided that any director elected or nominated for election to the Board by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this clause (b); provided, that any member of the Board whose initial assumption of office occurs as a result of (including by reason of the settlement of) an actual or threatened proxy contest, election contest or other contested election of directors shall in no event be considered an Incumbent Director;
(c) the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, Affiliates of the Company; or
(d) the approval by the shareholders of the Company of a plan of complete liquidation or dissolution of the Company.

in each case, provided that, as to Awards subject to Section 409A of the Code the payment or settlement of which will occur by reason of the Change in Control, such event also constitutes a “change in control” within the meaning of Section 409A of the Code. In addition, notwithstanding the foregoing, a “Change in Control” shall not be deemed to occur if the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code or as a result of any restructuring that occurs as a result of any such proceeding.
Section 2.12 “Change in Control Price” shall mean the price per share of Company Common Stock paid in conjunction with any transaction resulting in a Change in Control. If any part of the price is payable other than in cash, the value of the non-cash portion of the Change in Control Price shall be determined in good faith by the Administrator as constituted immediately prior to the Change in Control.
Section 2.13 “Code” shall mean the Internal Revenue Code of 1986, as amended.
Section 2.14 “Company” shall have the meaning set forth in Article I and shall include any successor thereto.
Section 2.15 “Company Common Stock” shall mean the common stock, par value $0.01 per share, of the Company and such other stock or securities into which such common stock is hereafter converted or for which such common stock is exchanged.
Section 2.16 “Competitive Activity” with respect to a Participant means the Administrator’s determination, made reasonably and in good faith, that the Participant, directly or indirectly, has engaged in a material breach of any agreement to which the Participant and the Company or any of its Affiliates are parties (including but not limited to any Award Agreement) that prohibits or otherwise limits or conditions actions of the Participant related to competition; interference with key business relationships; solicitation of customers, suppliers or employees; disclosure of confidential information; ownership of intellectual property; disparagement; and other similar activities.
Section 2.17 “Consultant” shall mean any natural person who is engaged by the Company or any of the Subsidiaries to render consulting or advisory services to such entity.
Section 2.18 “Corporate Event” shall mean, as determined by the Administrator in its sole discretion, any transaction or event described in Section 4.3(a) or any unusual or nonrecurring transaction or event affecting the Company, any Subsidiary, or the financial statements of the Company or any of its Subsidiaries, or changes in Applicable Laws or accounting principles (including, without limitation, a recapitalization of the Company).
Section 2.19 “Deferred Share Unit” shall mean a unit credited to a Participant’s account in the books of the Company under Article X, which represents the right to receive one Share of Company Common Stock or cash equal to the Fair Market Value thereof on settlement of the account.
Section 2.20 “Director” shall mean a member of the Board or a member of the board of directors of any Subsidiary.
Section 2.21 “Disability” shall mean (x) for Awards that are not subject to Section 409A of the Code, “disability” as such term is defined in the long-term disability insurance plan or program of the Company or any Subsidiary then covering the Participant or, in the absence of such a plan or program, as determined by the Administrator, provided, that, with respect to Awards that are not subject to Section 409A, in the case of any Participant who, as of the date of determination, is a party to an effective employment, severance, consulting or other services agreement with the Company or any Subsidiary that employs such Participant, “Disability” shall have the meaning, if any, specified in such agreement, and (y) for Awards that are subject to Section 409A of the Code, “disability” shall have the meaning set forth in Section 409A(a)(2)(c) of the Code.
Section 2.22 “Dividend Equivalent” shall mean the right to receive payments, in cash or in Shares, based on dividends paid with respect to Shares.
Section 2.23 “EBITDA” shall have the meaning set forth in Section 9.5.
Section 2.24 “Effective Date” shall have the meaning set forth in Section 15.7.

Section 2.25 “Eligible Representative” for a Participant shall mean such Participant’s personal representative or such other person as is empowered under the deceased Participant’s will or trust or the then applicable laws of descent and distribution to represent the Participant hereunder.
Section 2.26 “Employee” shall mean any individual classified as an employee by the Company or one of its Subsidiaries, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan, including any person to whom an offer of employment has been extended (except that any Award granted to such person shall be conditioned on his or her commencement of service). A person shall not cease to be an Employee in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company, any of its Subsidiaries, or any successor to the foregoing. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period, and such Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option on the first (1st) day immediately following a three (3)-month period from the date the employment relationship is deemed terminated.
Section 2.27 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
Section 2.28 “Executive Officer” shall mean each person who is an officer of the Company or any Subsidiary and who is subject to the reporting requirements under Section 16(a) of the Exchange Act.
Section 2.29 “Fair Market Value” of a Share as of any date of determination shall be, unless otherwise determined by the Administrator:
(a) If the Company Common Stock is listed on any established stock exchange or a national market system, then the closing price on such date per Share as reported on such stock exchange or system shall be the Fair Market Value for the date of determination;
(b) If there are no transactions in the Company Common Stock that are available to the Company on any date of determination pursuant to clause (a) but transactions are available to the Company as of the immediately preceding trading date, then the Fair Market Value determined as of the immediately preceding trading date shall be the Fair Market Value for the date of determination; or
(c) If neither clause (a) nor clause (b) shall apply on any date of determination, then the Fair Market Value shall be determined in good faith by the Administrator with reference to (x) the most recent valuation of the Company Common Stock performed by an independent valuation consultant or appraiser of nationally recognized standing selected by the Administrator, if any, (y) sales prices of securities issued to investors in any recent arm’s length transactions, and (z) any other factors determined to be relevant by the Administrator.
Section 2.30 “FICA” shall have the meaning set forth in Section 15.11.
Section 2.31 “Good Reason” shall, as to any Participant, have the meaning set forth in an effective employment, severance, consulting or other services agreement, if any, to which the Participant is a party with the Company or a Subsidiary that employs the Participant.
Section 2.32 “Incentive Stock Option” shall mean an Option which qualifies under Section 422 of the Code and is expressly designated as an Incentive Stock Option in the Award Agreement.
Section 2.33 “Incumbent Directors” shall have the meaning set forth in the definition of “Change in Control.”
Section 2.34 “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.
Section 2.35 “Non-U.S. Awards” shall have the meaning set forth in Section 3.5.
Section 2.36 “Option” shall mean an option to purchase Company Common Stock granted under the Plan. The term “Option” includes both an Incentive Stock Option and a Non-Qualified Stock Option.

Section 2.37 “Option Price” shall have the meaning set forth in Section 6.3.
Section 2.38 “Optionee” shall mean a Participant to whom an Option or SAR is granted under the Plan.
Section 2.39 “Participant” shall mean any Service Provider who has been granted an Award pursuant to the Plan.
Section 2.40 “Performance Award” shall mean Performance Shares, Performance Units and all other Awards that vest (in whole or in part) upon the achievement of specified Performance Goals.
Section 2.41 “Performance Cycle” shall mean the period of time selected by the Administrator during which performance is measured for the purpose of determining the extent to which a Performance Award has been earned or vested.
Section 2.42 “Performance Goals” means the objectives established by the Administrator for a Performance Cycle pursuant to Section 9.5 for the purpose of determining the extent to which a Performance Award has been earned or vested.
Section 2.43 “Performance Share” means an Award granted pursuant to Article IX of the Plan of a contractual right to receive a Share (or the cash equivalent thereof) upon the achievement, in whole or in part, of the applicable Performance Goals.
Section 2.44 “Performance Unit” means a U.S. Dollar-denominated unit (or a unit denominated in the Participant’s local currency) granted pursuant to Article IX of the Plan, payable upon the achievement, in whole or in part, of the applicable Performance Goals.
Section 2.45 “Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or any other entity of whatever nature.
Section 2.46 “Plan” shall have the meaning set forth in Article I.
Section 2.47 “Prior Plan” shall mean the SiteOne Landscape Supply, Inc. 2016 Omnibus Equity Incentive Plan or the SiteOne Landscape Supply, Inc. Stock Incentive Plan, as adopted effective May 19, 2014.
Section 2.48 “Replacement Awards” shall mean Shares or Awards, issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form or combination by the Company or any of the Subsidiaries as reasonably determined by the Administrator.
Section 2.49 “Restricted Stock” shall mean an Award granted pursuant to Section 8.1.
Section 2.50 “Restricted Stock Unit” shall mean an Award granted pursuant to Section 8.2.
Section 2.51 “Retirement” shall mean, with respect to a Participant, the Participant’s resignation after the combined sum (expressed in years) of the Employee’s age and years of service as an Employee or, if approved by the Administrator, as a Consultant or Director is at least 70.
Section 2.52 “Securities Act” shall mean the Securities Act of 1933, as amended.
Section 2.53 “Service Provider” shall mean an Employee, Consultant or Director.
Section 2.54 “Share” shall mean a share of Company Common Stock.
Section 2.55 “Special Termination” shall mean a termination by reason of the Participant’s death or Disability.
Section 2.56 “Stock Appreciation Right” or “SAR” shall mean the right to receive a payment from the Company in cash and/or Shares equal to the product of (i) the excess, if any, of the Fair Market Value of one Share on the exercise date over a specified price (the “Base Price”) fixed by the Administrator (which specified price shall not be less than the Fair Market Value of one Share on the grant date), multiplied by (ii) a stated number of Shares.
Section 2.57 “Stock-Based Award” shall have the meaning set forth in Article XI.

Section 2.58 “Stock Purchase Right” shall mean an Award granted pursuant to Section 5.4.
Section 2.59 “Subplans” shall have the meaning set forth in Section 3.5.
Section 2.60 “Subsidiary” shall mean any entity that is directly or indirectly controlled by the Company or any entity in which the Company directly or indirectly controls at least a 50% equity interest, provided that, to the extent required under Section 422 of the Code when granting an Incentive Stock Option, Subsidiary shall mean any corporation in an unbroken chain of corporations beginning with such entity if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
Section 2.61 “Termination of employment,” “termination of service” and any similar term or terms shall mean, with respect to a Director who is not an Employee of the Company or any of its Subsidiaries, the date upon which such Director ceases to be a member of the Board; with respect to a Consultant who is not an Employee of the Company or any of its Subsidiaries, the date upon which such Consultant ceases to provide consulting or advisory services to the Company or any of its Subsidiaries; and, with respect to an Employee, the date the Participant ceases to be an Employee (determined without regard to any statutory or deemed or express contractual notice period); provided that with respect to any Award subject to Section 409A of the Code, such terms shall mean “separation from service,” as defined in Section 409A of the Code and the rules, regulations and guidance promulgated thereunder. Except for Awards subject to Section 409A where a “separation from service” has occurred, a “termination of employment” or “termination of service” shall not occur if a Director or Consultant, immediately upon ceasing to be a member of the Board, becomes an Employee of the Company or any of the Subsidiaries or if an Employee, immediately upon termination of employment with the Company or any of its Subsidiaries, becomes or continues to serve as a member of the Board or becomes a Consultant.
Section 2.62 “Withholding Taxes” shall mean the federal, state, local or foreign income taxes, withholding taxes or employment taxes required to be withheld under Applicable Law, which shall be at a rate determined by the Company that is permitted under applicable IRS withholding rules and that does not to cause adverse accounting consequences.
ARTICLE III
ADMINISTRATION
Section 3.1 Administrator. The Plan shall be administered by the Board or a committee appointed by the Board.
Section 3.2 Powers of the Administrator. Subject to the provisions of the Plan, the Administrator shall have the authority to do the following:
(a) determine the Fair Market Value;
(b) determine the type or types of Awards to be granted to each Participant;
(c) select the Service Providers to whom Awards may from time to time be granted hereunder;
(d) determine the number of Awards to be granted and the number of Shares to which an Award will relate;
(e) approve forms of Award Agreements for use under the Plan, which need not be identical for each Service Provider;
(f) determine the terms and conditions of any Awards granted hereunder (including, without limitation, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions and any restriction or limitation regarding any Awards or the Company Common Stock relating thereto) based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(g) determine all matters and questions related to the termination of service of a Service Provider with respect to any Award, including, but not by way of limitation of, all questions of whether a particular Service Provider has taken a leave of absence, all questions of whether a leave of absence taken by a particular Service Provider constitutes a termination of service, and all questions of whether a termination of service of a particular Service Provider resulted from discharge for Cause;
(h) prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to Subplans established for the purpose of satisfying applicable foreign laws;
(i) determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise or purchase price of an Award may be paid in, cash, Company Common Stock, other Awards, or other property, or an Award may be canceled, forfeited or surrendered;
(j) suspend or accelerate the vesting of any Award or waive the forfeiture restrictions or any other restriction or limitation regarding any Awards or the Company Common Stock relating thereto;
(k) construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
(l) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan;
(m) authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; and
(n) make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.
Any determination made by the Administrator under the Plan, including, without limitation, under Section 4.3, shall be final, binding and conclusive on all Participants and other persons having or claiming any right or interest under the Plan.
Section 3.3 Delegation by the Administrator. The Administrator may delegate, subject to such terms or conditions or guidelines as the Board or Administrator shall determine (in the case of a committee acting as the Administrator, to the extent of its authority under the committee’s charter), to any officer or group of officers, or Director or group of Directors of the Company or its Affiliates any portion of the Administrator’s authority and powers under the Plan with respect to Participants who are not Executive Officers or non-Employee directors of the Board; provided that any delegation to one or more officers of the Company shall be subject to and comply with Section 157(c) of the Delaware General Corporation Law (or successor provision). In addition, with respect to any Award intended to qualify for the exemption contained in Rule 16b-3 promulgated under the Exchange Act, it is intended that such Award be granted by a committee consisting of solely of two or more non-Employee directors, or, in the alternative, the entire Board.
Section 3.4 Professional Assistance, Good Faith Actions. The Administrator may, in its discretion, elect to engage the services of attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations, decisions and determinations made by the Administrator, in good faith shall be final and binding upon all Participants, the Company and all other interested persons. The Administrator’s determinations under the Plan need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. The Administrator (and its members) shall not be personally liable for any action, determination or interpretation made with respect to the Plan or the Awards, and the Administrator (and its members) shall be fully indemnified by the Company with respect to any such action, determination or interpretation.
Section 3.5 Participants Based Outside the United States. To conform with the provisions of local laws and regulations, or with local compensation practices and policies, in foreign countries in which the Company or any of its Subsidiaries or Affiliates operate, but subject to the limitations set forth herein regarding the maximum number of shares issuable hereunder and the maximum award to any single Participant, the Administrator may (i) modify the terms and conditions of Awards granted to Participants employed outside the United States (“Non-U.S. Awards”), (ii) establish subplans with such modifications as may be necessary or advisable under the circumstances (“Subplans”) and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan. The Administrator’s decision to grant Non-U.S. Awards or to establish Subplans is entirely voluntary, and at the complete discretion of the Administrator. The Administrator may amend, modify or terminate any Subplans at any time, and such amendment, modification or termination may be made without prior notice to the Participants. The Company, its Subsidiaries and Affiliates and members of the Administrator shall not incur any liability of any kind to any Participant as a result of any change, amendment or termination of any Subplan at any time. The benefits and rights provided under any Subplan or by any Non-U.S. Award (x) are wholly discretionary and, although provided by either the Company, a Subsidiary or Affiliate, do not constitute regular or periodic payments and (y) except as otherwise required under Applicable Laws, are not to be considered part of the Participant’s salary or compensation under the Participant’s employment with the Participant’s local employer for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind. If a Subplan is terminated, the Administrator may direct the payment of Non-U.S. Awards (or direct the deferral of payments whose amount shall be determined) prior to the dates on which payments would otherwise have been made, and, in the Administrator’s discretion, such payments may be made in a lump sum or in installments.
ARTICLE IV
SHARES SUBJECT TO PLAN
Section 4.1 Shares Subject to Plan.
(a) Subject to Section 4.1(c) and Section 4.3, the aggregate number of Shares which may be delivered pursuant to Awards issued under this Plan is the sum of 1,600,000 Shares and any Shares that remain available for grant under the SiteOne Landscape Supply, Inc. Stock 2016 Omnibus Equity Plan as of the Effective Date. All Shares authorized for issuance under this Section 4.1(a) may be issued in the form of Incentive Stock Options under the Plan. The Shares issued under the Plan may be authorized but unissued, or reacquired Company Common Stock. No provision of this Plan shall be construed to require the Company to maintain the Shares in certificated form.
(b) Upon the grant of an Award, the maximum number of Shares set forth in Section 4.1(a) shall be reduced by the maximum number of Shares that are issued or may be issued pursuant to such Award. Upon the exercise, settlement or conversion of any Award or portion thereof, there shall again be available for grant under the Plan the number of Shares subject to such Award or portion thereof minus the actual number of Shares issued in connection with such exercise, settlement or conversion. Notwithstanding the foregoing, and except to the extent required by Applicable Law, Replacement Awards shall not be counted against Shares available for grant pursuant to this Plan.
(c) If (i) any Shares subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) after the Effective Date any Shares subject to an award under a Prior Plan is forfeited, expires or settled for cash (in whole or in part), then in each such case the Shares subject to such Award or award under a Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, be added to the Shares available for Awards under Section 4.1(a) of the Plan. In the event that withholding tax liabilities arising from an Award (other than an Option or SAR) or, after the Effective Date, an award under a Prior Plan (other than an option or stock appreciation right) is satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, the Shares so tendered or withheld shall be added to the Shares available for Awards under the Plan; provided, however, that Shares that again become available for issuance under the Plan pursuant to this clause (ii) shall not increase the numbers of Shares that may be granted under the Plan in connection with Incentive Stock Options. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 4.1(a) of the Plan: (i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option or an option under a Prior Plan, (ii) Shares tendered by a Participant or withheld by the Company to satisfy any tax withholding obligation with respect to Options or SARs or options or stock appreciation rights under a Prior Plan, (iii) Shares subject to a SAR or a stock appreciation right under a Prior Plan that are not issued in connection with its stock settlement on exercise thereof, and (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or options under a Prior Plan.
Section 4.2 Director Award Limitations. The maximum number of Shares subject to Awards granted during a single fiscal year to any non-Employee Director, taken together with any cash fees paid during the fiscal year to the non-Employee Director, in respect of the Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not exceed $500,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes). The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.
Section 4.3 Changes in Company Common Stock; Disposition of Assets and Corporate Events.
(a) If and to the extent necessary or appropriate to reflect any stock dividend, extraordinary dividend, stock split or share combination or any recapitalization, merger, consolidation, exchange of shares, spin-off, liquidation or dissolution of the Company or other similar transaction affecting the Company Common Stock or other Corporate Event, the Administrator shall adjust the number of shares of Company Common Stock available for issuance under the Plan and the number, class and Option Price (if applicable) or Base Price (if applicable) of any outstanding Award, and/or make such substitution, revision or other provisions or take such other actions with respect to any outstanding Award or the holder or holders thereof, in each case as it determines to be equitable. Without limiting the generality of the foregoing sentence, in the event of any Corporate Event, the Administrator shall have the power to make such changes as it deems appropriate in (i) the number and type of shares or other securities covered by outstanding Awards, (ii) the prices specified therein (if applicable), (iii) the securities, cash or other property to be received upon the exercise, settlement or conversion of such outstanding Awards or otherwise to be received in connection with such outstanding Awards, and (iv) and any applicable Performance Goals. After any adjustment made by the Administrator pursuant to this Section 4.3, the number of shares subject to each outstanding Award shall be rounded down to the nearest whole number.
(b) Any adjustment of an Award pursuant to this Section 4.3 shall be effected in compliance with Section 422 and 409A of the Code to the extent applicable.
Section 4.4 Award Agreement Provisions. The Administrator may include such further provisions and limitations in any Award Agreement as it may deem equitable and in the best interests of the Company and its Subsidiaries.
Section 4.5 Prohibition Against Repricing. Except to the extent (i) approved in advance by holders of a majority of the Shares entitled to vote generally in the election of directors or (ii) pursuant to Section 4.3 as a result of any Corporate Event or in connection with a Change in Control, the Administrator shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or Base Price of any outstanding SAR or to grant any new Award, or make any cash payment, in substitution for or upon the cancellation of Options or SARs previously granted and as to which the exercise price or Base Price thereof is in excess of the then-current Fair Market Value of Share.
Section 4.6 Minimum Vesting Requirement. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (other than Cash-Based Awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Replacement Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries, (ii) Shares delivered in lieu of fully vested cash obligations, (iii) Awards to non-Employee Directors that vest on earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least fifty (50) weeks after the immediately preceding year’s annual meeting, and (iv) any additional Awards the Administrator may grant, up to a maximum of 5% of the available Share reserve authorized for issuance under the Plan pursuant to Section 4.1 (subject to adjustment under Section 4.3); and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of Retirement, death, Disability or a Change in Control, in the terms of the Award Agreement or otherwise.
ARTICLE V
GRANTING OF OPTIONS AND SARS
AND SALE OF COMPANY COMMON STOCK
Section 5.1 Eligibility. Non-Qualified Stock Options and SARs may be granted to Service Providers. Subject to Section 5.2, Incentive Stock Options may only be granted to Employees.
Section 5.2 Qualification of Incentive Stock Options. No Employee may be granted an Incentive Stock Option under the Plan if such Employee, at the time the Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary or “parent corporation” (within the meaning of Section 424(e) of the Code) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.
Section 5.3 Granting of Options and SARs to Service Providers.
(a) Options and SARs. The Administrator may from time to time:
(i) Select from among the Service Providers (including those to whom Options or SARs have been previously granted under the Plan) such of them as in its opinion should be granted Options and/or SARs;
(ii) Determine the number of Shares to be subject to such Options and/or SARs granted to such Service Provider, and determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options; and
(iii) Determine the terms and conditions of such Options and SARs, consistent with the Plan.
(b) SARs may be granted in tandem with Options or may be granted on a freestanding basis, not related to any Option. Unless otherwise determined by the Administrator at the grant date or determined thereafter in a manner more favorable to the Participant, SARs granted in tandem with Options shall have substantially similar terms and conditions to such Options to the extent applicable, or may be granted on a freestanding basis, not related to any Option.
(c) Upon the selection of a Service Provider to be granted an Option or SAR under this Section 5.3, the Administrator shall issue, or shall instruct an authorized officer to issue, such Option or SAR and may impose such conditions on the grant of such Option or SAR as it deems appropriate. Subject to Section 15.2 of the Plan, any Incentive Stock Option granted under the Plan may be modified by the Administrator, without the consent of the Optionee, even if such modification would result in the disqualification of such Option as an “incentive stock option” under Section 422 of the Code.
Section 5.4 Sale of Company Common Stock to Service Providers. The Administrator, acting in its sole discretion, may from time to time designate one or more Service Providers to whom an offer to sell Shares shall be made and the terms and conditions thereof, provided, however, that the price per Share shall not be less than the Fair Market Value of such Shares on the date any such offer is accepted. Each Share sold to a Service Provider under this Section 5.4 shall be evidenced by such agreements as shall be approved by the Administrator, which shall contain terms consistent with the terms hereof. Any Shares sold under this Section 5.4 shall be subject to the same limitations, restrictions and administration hereunder as would apply to any Shares issued pursuant to the exercise of an Option under this Plan including, without limitation, conditions and restrictions set forth in Section 7.6.

ARTICLE VI
TERMS OF OPTIONS AND SARS
Section 6.1 Award Agreement. Each Option and each SAR shall be evidenced by an Award Agreement, which shall be accepted and acknowledged by the Optionee, including by electronic means, and which shall contain such terms and conditions as the Administrator shall determine, consistent with the Plan. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to qualify such Options as “incentive stock options” under Section 422 of the Code.
Section 6.2 Exercisability and Vesting of Options and SARs.
(a) Each Option and SAR shall vest and become exercisable according to the terms of the applicable Award Agreement; provided, however, that by a resolution adopted after an Option or SAR is granted the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the time at which such Option or SAR or any portion thereof may be exercised.
(b) Except as otherwise provided by the Administrator or in the applicable Award Agreement, no portion of an Option or SAR which is unexercisable on the date that an Optionee incurs a termination of service as a Service Provider shall thereafter become exercisable.
(c) The aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Stock Options are first exercisable by a Service Provider in any calendar year may not exceed U.S. $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.
(d) SARs granted in tandem with an Option shall become vested and exercisable on the same date or dates as the Options with which such SARs are associated vest and become exercisable. SARs that are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of Shares, and may be exercised only with respect to the Shares for which the related Option is then exercisable.
Section 6.3 Option Price and Base Price. Excluding Replacement Awards, the per Share purchase price of the Shares subject to each Option (the “Option Price”) and the Base Price of each SAR shall be set by the Administrator and shall be not less than 100% of the Fair Market Value of such Shares on the date such Option or SAR is granted.
Section 6.4 Expiration of Options and SARs. No Option or SAR may be exercised after the first to occur of the following events:
(a) The expiration of ten (10) years from the date the Option or SAR was granted. Notwithstanding the foregoing, the term of an in-the-money Option (other than an Incentive Stock Option) or an in-the-money SAR shall be automatically extended if on the scheduled expiration date of such Option or SAR the Participant’s exercise of such Option or SAR would violate an applicable law or the Participant is subject to a “black-out” period; provided, however, that during such extended exercise period such Option or SAR may only be exercised to the extent such Option or SAR was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option or SAR first would no longer violate such law or be subject to such “black-out” period; or
(b) With respect to an Incentive Stock Option, in the case of an Optionee owning (within the meaning of Section 424(d) of the Code), at the time the Incentive Stock Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, the expiration of five (5) years from the date the Incentive Stock Option was granted.

ARTICLE VII
EXERCISE OF OPTIONS AND SARS
Section 7.1 Person Eligible to Exercise. During the lifetime of the Optionee, only the Optionee may exercise an Option or SAR (or any portion thereof) granted to him or her; provided, however, that the Optionee’s Eligible Representative may exercise his or her Option or SAR or portion thereof during the period of the Optionee’s Disability. After the death of the Optionee, any exercisable portion of an Option or SAR may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his or her Eligible Representative.
Section 7.2 Partial Exercise. At any time and from time to time prior to the date on which the Option or SAR becomes unexercisable under the Plan or the applicable Award Agreement, the exercisable portion of an Option or SAR may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional Shares and the Administrator may, by the terms of the Option or SAR, require any partial exercise to exceed a specified minimum number of Shares.
Section 7.3 Manner of Exercise. Subject to any generally applicable conditions or procedures that may be imposed by the Administrator, an exercisable Option or SAR, or any exercisable portion thereof, may be exercised solely by delivery to the Administrator or its designee of all of the following prior to the time when such Option or SAR or such portion becomes unexercisable under the Plan or the applicable Award Agreement:
(a) Notice in writing delivered by the Optionee or his or her Eligible Representative, stating that such Option or SAR or portion is being exercised, and specifically stating the number of Shares with respect to which the Option or SAR is being exercised (which form of notice shall be provided by the Administrator upon request and may be electronic);
(b) A copy of any agreements or other documentation in use by the Company at the time of exercise (which shall be provided by the Administrator upon request);
(c) (i) With respect to the exercise of any Option, full payment (in cash (through wire transfer only) or by personal, certified, or bank cashier check) of the aggregate Option Price of the Shares with respect to which such Option (or portion thereof) is thereby exercised; (ii) with the consent of the Administrator, (A) Shares owned by the Optionee duly endorsed for transfer to the Company or (B) Shares issuable to the Optionee upon exercise of the Option, with a Fair Market Value on the date of Option exercise equal to the aggregate Option Price of the Shares with respect to which such Option (or portion thereof) is thereby exercised; or (iii) with the consent of the Administrator, payment of the Option Price through a broker-assisted cashless exercise program established by the Company; or (iv) with the consent of the Administrator, any form of payment of the Option Price permitted by Applicable Laws and any combination of the foregoing methods of payment.
(d) Such representations and documents as the Administrator deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Administrator shall provide the Optionee or Eligible Representative with all such representations and documents as soon as practicable following receipt by the Administrator of the notice of exercise. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and
(e) In the event that the Option or SAR or portion thereof shall be exercised as permitted under Section 7.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or SAR or portion thereof.
Section 7.4 Optionee Representations. The Administrator, in its sole discretion, may require an Optionee to make certain representations or acknowledgements, on or prior to the purchase of any Shares pursuant to any Option or SAR granted under this Plan, in respect thereof including, without limitation, that the Optionee is acquiring the Shares for an investment purpose and not for resale, and, if the Optionee is an Affiliate, additional acknowledgements regarding when and to what extent any transfers of such Shares may occur.

Section 7.5 Settlement of SARs. Unless otherwise determined by the Administrator, upon exercise of a SAR, the Participant shall be entitled to receive payment in the form, determined by the Administrator, of Shares, or cash, or a combination of Shares and cash having an aggregate value equal to the amount determined by multiplying:
(a) any increase in the Fair Market Value of one Share on the exercise date over the Base Price of such SAR, by
(b) the number of Shares with respect to which such SAR is exercised;
provided, however, that on the grant date, the Administrator may establish, in its sole discretion, a maximum amount per Share that may be payable upon exercise of a SAR, and provided, further, that in no event shall the value of the Company Common Stock or cash delivered on exercise of a SAR exceed the excess of the Fair Market Value of the Shares with respect to which the SAR is exercised over the Fair Market Value of such Shares on the grant date of such SAR.
Section 7.6 Conditions to Issuance of Shares. The Company shall evidence the issuance of Shares delivered upon exercise of an Option or SAR in the books and records of the Company or in a manner determined by the Company. Notwithstanding the above, the Company shall not be required to effect the issuance of any Shares purchased upon the exercise of any Option or SAR or portion thereof prior to fulfillment of all of the following conditions:
(a) The admission of such Shares to listing on any and all stock exchanges on which such class of Company Common Stock is then listed;
(b) The completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the U.S. Securities and Exchange Commission or any other local, state, federal or foreign governmental regulatory body, which the Administrator shall, in its sole discretion, deem necessary or advisable; and
(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its sole discretion, determine to be necessary or advisable.
The Administrator shall not have any liability to any Optionee for any delay in the delivery of Shares to be issued upon an Optionee’s exercise of an Option or SAR.
Section 7.7 Rights as Stockholders. The holder of an Option or SAR shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Shares purchasable upon the exercise of any part of an Option or SAR unless and until the Shares attributable to the exercise of the Option or SAR have been issued by the Company to such holder.
Section 7.8 Transfer Restrictions. The Administrator, in its sole discretion, may set forth in an Award Agreement or in such other agreements to be entered into at the time of exercise, such further restrictions on the transferability of the Shares purchasable upon the exercise of an Option or SAR as it deems appropriate. Any such restriction may be referred to in the Share register maintained by the Company or otherwise in a manner reflecting its applicability to the Shares. The Administrator may require the Employee to give the Company prompt notice of any disposition of Shares acquired by exercise of an Incentive Stock Option, within two (2) years from the date of granting such Option or one (1) year after the transfer of such Shares to such Employee. The Administrator may cause the Share register maintained by the Company to refer to such requirement.
ARTICLE VIII
RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNIT AWARDS
Section 8.1 Restricted Stock.
(a) Grant of Restricted Stock. The Administrator is authorized to make Awards of Restricted Stock to any Service Provider selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

(b) Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Administrator may impose. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Administrator determines at the time of the grant of the Award or thereafter.
(c) Issuance of Restricted Stock. The issuance of Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine.
Section 8.2 Restricted Stock Units. The Administrator is authorized to make Awards of Restricted Stock Units to any Service Provider selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Administrator shall specify the settlement date applicable to each grant of Restricted Stock Units. Unless otherwise provided in an Award Agreement, on the settlement date, the Company shall, subject to the terms of this Plan (including satisfaction of applicable Withholding Taxes), transfer to the Participant one Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. The Administrator shall specify the purchase price, if any, to be paid by the grantee to the Company for such Shares.
Section 8.3 Rights as a Stockholder. A Participant shall not be, nor have any of the rights or privileges of, a stockholder in respect of Restricted Stock Units awarded pursuant to the Plan unless and until the Shares attributable to such Restricted Stock Units have been issued to such Participant.
ARTICLE IX
PERFORMANCE SHARES AND PERFORMANCE UNITS
Section 9.1 Grant of Performance Awards. The Administrator is authorized to make Performance Awards of Performance Shares and Performance Units to any Participant selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. All Performance Shares and Performance Units shall be evidenced by an Award Agreement.
Section 9.2 Issuance and Restrictions. The Administrator shall have the authority to determine the Participants who shall receive Performance Shares and Performance Units, the number of Performance Shares and the number and value of Performance Units each Participant receives for any Performance Cycle, and the Performance Goals applicable in respect of such Performance Shares and Performance Units for each Performance Cycle. The Administrator shall determine the duration of each Performance Cycle (and the duration of Performance Cycles may differ from one another), and there may be more than one Performance Cycle in existence at any one time. An Award Agreement evidencing the grant of Performance Shares or Performance Units shall specify the number of Performance Shares and the number and value of Performance Units awarded to the Participant, the Performance Goals applicable thereto, and such other terms and conditions not inconsistent with the Plan as the Administrator shall determine. No Company Common Stock will be issued at the time an Award of Performance Shares is made, and the Company shall not be required to set aside a fund for the payment of Performance Shares or Performance Units.
Section 9.3 Earned Performance Shares and Performance Units. Performance Shares and Performance Units shall become earned, in whole or in part, based upon the attainment of specified Performance Goals or the occurrence of any event or events, as the Administrator shall determine, either in an Award Agreement or thereafter on terms more favorable to the Participant. In addition to the achievement of the specified Performance Goals, the Administrator may condition payment of Performance Shares and Performance Units on such other conditions as the Administrator shall specify in an Award Agreement.
Section 9.4 Rights as a Stockholder. A Participant shall not have any rights as a stockholder in respect of Performance Shares or Performance Units awarded pursuant to the Plan (including, without limitation, the right to vote on any matter submitted to the Company’s stockholders) until such time as the Shares attributable to such Performance Shares or Performance Units have been issued to such Participant or his or her beneficiary.

Section 9.5 Performance Goals. The Administrator shall establish the Performance Goals that must be satisfied in order for a Participant to receive an Award for a Performance Period or for an Award of Performance Shares, Performance Units or Restricted Stock to be earned or vested. At the discretion of the Administrator, the Performance Goals may be based upon (alone or in combination): (a) net or operating income (before or after taxes); (b) earnings before taxes, interest, depreciation, and/or amortization (“EBITDA”); (c) adjusted EBITDA; (d) basic or diluted earnings per share or improvement in basic or diluted earnings per share; (e) sales (including, but not limited to, total sales, net sales or revenue growth); (f) net operating profit; (g) financial return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue); (h) cash flow measures (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); (i) productivity ratios (including but not limited to measuring liquidity, profitability or leverage); (j) share price (including, but not limited to, growth measures and total shareholder return); (k) expense/cost management targets; (l) margins (including, but not limited to, operating margin, net income margin, cash margin, gross, net or operating profit margins, EBITDA margins, adjusted EBITDA margins); (m) operating efficiency; (n) market share or market penetration; (o) customer targets (including, but not limited to, customer growth or customer satisfaction); (p) working capital targets or improvements; (q) economic value added; (r) balance sheet metrics (including, but not limited to, inventory, inventory turns, receivables turnover, net asset turnover, debt reduction, retained earnings, year-end cash, cash conversion cycle, ratio of debt to equity or to EBITDA); (s) workforce targets (including but not limited to diversity goals, employee engagement or satisfaction, employee retention, and workplace health and safety goals); (t) implementation, completion or attainment of measurable objectives with respect to research and development, key products or key projects, lines of business, acquisitions and divestitures and strategic plan development and/or implementation; (u) comparisons with various stock market indices, peer companies or industry groups or classifications with regard to one more of these criteria; or (v) such other objective or subjective criteria as may be determined by the Administrator.
Performance Goals may be established on a Company-wide basis or with respect to one or more business units, divisions, Subsidiaries, or products and may be expressed in absolute terms, or relative to (i) current internal targets or budgets, (ii) the past performance of the Company (including the performance of one or more Subsidiaries, divisions or operating units), (iii) the performance of one or more similarly situated companies, (iv) the performance of an index covering a peer group of companies or (v) other external measures of the selected performance criteria. Any performance objective may measure performance on an individual basis, as appropriate. The Administrator may provide for a threshold level of performance below which no Shares or compensation will be granted or paid in respect of Performance Shares or Performance Units, and a maximum level of performance above which no additional Shares or compensation will be granted or paid in respect of Performance Shares or Performance Units, and it may provide for differing amounts of Shares or compensation to be granted or paid in respect of Performance Shares or Performance Units for different levels of performance. If the Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Committee may modify the minimum acceptable level of achievement, in whole or in part, as the Administrator deems appropriate and equitable. Performance Goals may be adjusted for material items not originally contemplated in establishing the performance target for items resulting from discontinued operations, extraordinary gains and losses, the effect of changes in accounting standards or principles, acquisitions or divestitures, changes in tax rules or regulations, foreign exchange gains and losses, capital transactions, restructuring, nonrecurring gains or losses or unusual items, and/or such other factors as the Administrator may determine.
Section 9.6 Negative Discretion. Notwithstanding anything in this Article IX to the contrary, the Administrator shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under Section 9.8 based on individual performance or any other factors that the Administrator, in its discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under the Award or under the Plan.
Section 9.7 Affirmative Discretion. Notwithstanding any other provision in the Plan to the contrary, but subject to the maximum number of Shares available for issuance under Article IV of the Plan, (i) the

Administrator shall have the right, in its discretion, to grant an Award in cash, Shares or other Awards, or in any combination thereof, to any Participant in a greater amount than would apply under the applicable Performance Goals, based on individual performance or any other criteria that the Administrator deems appropriate and (ii) the Administrator may provide for a minimum bonus amount in any Performance Cycle, regardless of whether Performance Goals are attained.
Section 9.8 Certification of Attainment of Performance Goals. As soon as practicable after the end of a Performance Cycle and prior to any payment or vesting in respect of such Performance Cycle, the Administrator shall certify in writing the number of Performance Shares or other Performance Awards and the number and value of Performance Units that have been earned or vested on the basis of performance in relation to the established Performance Goals.
Section 9.9 Payment of Awards. Payment or delivery of Company Common Stock with respect to earned Performance Shares and earned Performance Units shall be made to the Participant or, if the Participant has died, to the Participant’s Eligible Representative, as set forth in the applicable Award Agreement. The Administrator shall determine and set forth in the applicable Award Agreement whether earned Performance Shares and the value of earned Performance Units are to be distributed in the form of cash, Shares or in a combination thereof, with the value or number of Shares payable to be determined based on the Fair Market Value of the Company Common Stock on the date of the Administrator’s certification under Section 9.8 or such other date specified in the Award Agreement. The Administrator may set forth in an Award Agreement conditions with respect to the award or delivery of Shares, including conditioning the vesting of such Shares on the performance of additional service.
Section 9.10 Newly Eligible Participants. Notwithstanding anything in this Article IX to the contrary, the Administrator shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive Performance Shares, Performance Units or other Performance Awards after the commencement of a Performance Cycle.
ARTICLE X
DEFERRED SHARE UNITS
Section 10.1 Grant. Subject to Article III, the Administrator is authorized to make awards of Deferred Share Units to any Participant selected by the Administrator at such time or times as shall be determined by the Administrator without regard to any election by the Participant to defer receipt of any compensation or bonus amount payable to him. The grant date of any Deferred Share Unit under the Plan will be the date on which such Deferred Share Unit is awarded by the Administrator or on such other future date as the Administrator shall determine in its sole discretion. Upon the grant of Deferred Share Units pursuant to the Plan, the Company shall establish a notional account for the Participant and will record in such account the number of Deferred Share Units awarded to the Participant. No Shares will be issued to the Participant at the time an award of Deferred Share Units is granted. Subject to Article III and Applicable Law (including Section 409A of the Code), Deferred Share Units may become payable on a Corporate Event, termination of employment or on a specified date or dates set forth in the Award Agreement evidencing such Deferred Share Units.
Section 10.2 Rights as a Stockholder. A Participant shall not be, nor have any of the rights and privileges of, a stockholder of the Company in respect of Deferred Share Units awarded pursuant to the Plan unless and until such time as the Shares attributable to such Deferred Share Units have been issued to such Participant.
Section 10.3 Vesting. Unless the Administrator provides otherwise at the grant date or provides thereafter in a manner more favorable to the Participant, Deferred Share Units shall be fully vested and nonforfeitable when granted.
Section 10.4 Further Deferral Elections. A Participant may elect to further defer receipt of Shares issuable in respect of Deferred Share Units (or an installment of an Award) for a specified period or until a specified event and in a manner consistent with Section 409A of the Code, subject in each case to the Administrator’s approval and to such terms as are determined by the Administrator, all in its sole discretion. Subject to any exceptions adopted by the Administrator in accordance with Applicable Law

(including Section 409A of the Code), such election must generally be made at least twelve (12) months prior to the prior settlement date of such Deferred Share Units (or any such installment thereof) and must defer settlement for at least five (5) years after such prior settlement date. A further deferral opportunity does not have to be made available to all Participants, and different terms and conditions may apply with respect to the further deferral opportunities made available to different Participants.
Section 10.5 Settlement. Subject to this Article X, upon the date specified in the Award Agreement evidencing the Deferred Share Units, for each such Deferred Share Unit the Participant shall receive, as specified in the Award Agreement (and subject to satisfaction of applicable Withholding Taxes), (i) a cash payment equal to the Fair Market Value of one (1) Share as of such payment date, (ii) one (1) Share or (iii) any combination of clauses (i) and (ii).
ARTICLE XI
OTHER STOCK-BASED AWARDS AND CASH-BASED AWARDS
Section 11.1 Grants of Stock-Based Awards. The Administrator is authorized to make Awards of other types of equity-based or equity-related awards (“Stock-Based Awards”) not otherwise described by the terms of the Plan in such amounts and subject to such terms and conditions as the Administrator shall determine. All Stock-Based Awards shall be evidenced by an Award Agreement. Such Stock-Based Awards may be granted as an inducement to enter the employ of the Company or any Subsidiary or in satisfaction of any obligation of the Company or any Subsidiary to an officer or other key employee, whether pursuant to this Plan or otherwise, that would otherwise have been payable in cash or in respect of any other obligation of the Company. Such Stock-Based Awards may entail the transfer of actual Shares, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the Applicable Laws of jurisdictions other than the United States.
Section 11.2 Grants of Cash-Based Awards. The Administrator is authorized to make Cash-Based Awards in such amounts and subject to such terms and conditions as the Administrator shall determine and shall be evidenced by an Award Agreement.
Section 11.3 Automatic Grants for Directors. The Board or the Administrator may institute, by resolution or other corporate policy, grants of automatic Awards to new and continuing Directors, with the number and type of such Awards, the frequency of grant and all related terms and conditions, including any applicable vesting conditions, as determined by the Administrator in its sole discretion.
ARTICLE XII
DIVIDENDS AND DIVIDEND EQUIVALENTS
Section 12.1 Notwithstanding anything to the contrary, any dividends payable with respect to any unvested Award shall be accrued and paid at the same time that the underlying Award becomes vested. In the event of a forfeiture, all rights to such Award, including any dividends that may have been accrued and withheld, shall terminate without further action or obligation on the part of the Company.
Section 12.2 Dividend Equivalents may be granted to Participants at such time or times as shall be determined by the Administrator. Dividend Equivalents may be granted in tandem with other Awards, in addition to other Awards, or freestanding and unrelated to other Awards; provided that no Dividend Equivalents shall relate to Shares underlying an Option or Stock Appreciation Right. The grant date of any Dividend Equivalents under the Plan will be the date on which the Dividend Equivalent is awarded by the Administrator, or such other date permitted by Applicable Laws as the Administrator shall determine in its sole discretion. Dividend Equivalents with respect to any unvested Award shall be accrued and paid at the same time that the underlying Award becomes vested. In the event of a forfeiture, all rights to such Award, including any Dividends Equivalents that may have been accrued and withheld, shall terminate without further action or obligation on the part of the Company. Dividend Equivalents shall be evidenced in writing, whether as part of the Award Agreement governing the terms of the Award, if any, to which such Dividend Equivalent relates, or pursuant to a separate Award Agreement with respect to freestanding Dividend Equivalents, in each case, containing such provisions not inconsistent with the Plan as the Administrator shall determine, including customary representations, warranties and covenants with respect to securities law matters.

ARTICLE XIII
TERMINATION AND FORFEITURE
Section 13.1 Termination for Cause; Competitive Activity. Unless otherwise determined by the Administrator at the grant date and set forth in the Award Agreement covering the Award or otherwise in writing or determined thereafter, if a Participant’s employment or service terminates for Cause or a Participant engages in Competitive Activity during or following the Participant’s termination of service, all Options and SARs, whether vested or unvested, and all other Awards that are unvested or unexercisable or otherwise unpaid (or were unvested or unexercisable or unpaid at the time of occurrence of Cause) shall be immediately forfeited and canceled, effective as of the date of the Participant’s termination of service in the case of termination for Cause or the earliest date of Competitive Activity and the Participant’s termination of service if the Participant has engaged in Competitive Activity.
Section 13.2 Termination for Any Other Reason. Unless otherwise determined by the Administrator at the grant date and set forth in the Award Agreement covering the Award or otherwise in writing or determined thereafter in a manner more favorable to the Participant, if a Participant’s employment or service with the Company and the Subsidiaries terminates for any reason other than Cause:
(a) Treatment of Unvested Awards. All Awards that are unvested or unexercisable shall be immediately forfeited and canceled, effective as of the date of the Participant’s termination of employment or service.
(b) Treatment of Vested Awards.
(i) Options and SARs. All Options and SARs that are vested shall remain outstanding until the earlier of: (x) ninety (90) days after the effective date of the Participant’s termination, and (y) the Award’s normal expiration date, after which occurrence any unexercised Options and SARs shall immediately terminate; and
(ii) Other Awards. All Awards other than Options and SARs that are vested shall be treated as set forth in the applicable Award Agreement (or in any more favorable manner determined by the Administrator).
Section 13.3 Post-Termination Informational Requirements. Before the settlement of any Award following termination of employment or service, the Administrator may require the Participant (or the Participant’s Eligible Representative, if applicable) to make such representations and provide such documents as the Administrator deems necessary or advisable to effect compliance with Applicable Law and determine whether the provisions of Section 13.1 or Section 13.4 may apply to such Award.
Section 13.4 Forfeiture of Awards. Awards (and gains earned or accrued in connection with Awards) shall be subject to such generally applicable policies as to forfeiture and recoupment (including, without limitation, upon the occurrence of material financial or accounting errors, financial or other misconduct or Competitive Activity) as may be adopted by the Administrator or the Board from time to time and communicated to Participants. Any such policies may (in the discretion of the Administrator or the Board) be applied to outstanding Awards at the time of adoption of such policies, or on a prospective basis only. The Participant shall also forfeit and disgorge to the Company any Awards granted or vested and any gains earned or accrued due to the exercise of Options or SARs or the sale of any Company Common Stock to the extent required by Applicable Law or regulations in effect on or after the Effective Date, including Section 304 of the Sarbanes-Oxley Act of 2002 and Section 10D of the Exchange Act. For the avoidance of doubt, the Administrator shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder. The implementation of policies and procedures pursuant to this Section 13.4 and any modification of the same shall not be subject to any restrictions on amendment or modification of Awards.
Section 13.5 Clawbacks. Awards shall be subject to any generally applicable clawback policy adopted by the Administrator, the Board or the Company that is communicated to the Participants or any such policy adopted to comply with Applicable Law.

ARTICLE XIV
CHANGE IN CONTROL
Section 14.1 Alternative Awards. Unless otherwise expressly provided in an Award Agreement, subject to Section 14.2, no cancellation, acceleration of vesting or other payment shall occur in connection with a Change in Control with respect to any (i) unvested or unexercisable Award and/or (ii) if reasonably determined in good faith by the Administrator prior to the occurrence of the Change in Control, vested Awards, and such Award shall be honored or assumed, or new rights substituted therefor following the Change in Control (such honored, assumed or substituted award, an “Alternative Award”), provided that any Alternative Award must (x) give the Participant who held such Award rights and entitlements substantially equivalent to or better than the rights and terms applicable under such Award immediately prior to the Change in Control, including, without limitation, an identical or better schedule as to vesting and/or exercisability and that Alternative Awards that are stock options have identical or better methods of payment of the exercise price thereof; (y) as to any service-based vesting requirement applicable to the Award, provide for full vesting of the Alternative Award, if within twelve (12) months following a Change in Control, the Participant’s employment or service is terminated by the Company without Cause or by the Participant for Good Reason during the remaining vesting period thereof; and (z) as to any performance-based vesting requirement applicable to the Award, provide for vesting of the Alternative Award at target levels, if within twelve (12) months following a Change in Control, the Participant’s employment or service is terminated by the Company without Cause or by the Participant for Good Reason during the remaining vesting period thereof. If the Administrator determines in connection with a Change in Control that performance-based vesting requirements applicable to an Award will no longer operate as intended following the Change in Control or will no longer provide the intended incentive, the Administrator may modify such performance-based vesting requirements or impose new performance-based vesting requirements so long as the Administrator determines that such modified or new performance-based vesting requirements are not materially more difficult to achieve than the performance-based vesting requirements applicable to the Award immediately prior to the Change in Control.
Notwithstanding this Section 14.1, if the securities underlying the Alternative Award are not publicly traded, (i) the acquisition, holding and disposition of the shares underlying the Alternative Award may be subject to such terms and conditions as are established by the Administrator prior to the Change in Control and (ii) the Company or the acquiror in such Change in Control shall be required to repurchase any vested Alternative Awards or securities underlying such Alternative Awards following termination of employment (other than termination for Cause or other circumstances resulting in the forfeiture of such Alternative Awards in accordance with Section 13.4 or an applicable award agreement) for cash or marketable securities equal to the fair market value of the securities subject to such Alternative Award on the effective date of termination (and, in the case of Alternative Awards that are stock options or stock appreciation rights, in excess of the exercise price or base price that the Participant would be required to pay in respect of such Alternative Award).
Section 14.2 Settlement. Except as otherwise provided in this Article XIV or in an Award Agreement or thereafter on terms more favorable to a Participant, if the Administrator reasonably determines in good faith, prior to the occurrence of a Change in Control, that no Alternative Awards will be provided upon a Change in Control:
(a) each unvested Award (other than Performance Awards and freestanding Dividend Equivalents not granted in connection with another Award) shall vest;
(b) each outstanding Option and SAR shall be canceled in exchange for a payment equal to the excess, if any, of the Change in Control Price over the applicable Option Price or Base Price;
(c) Shares underlying all Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units, and other Stock-Based Awards that are vested (as provided in this Section 14.2 or otherwise) shall be issued or released to the Participant holding such Award, except to the extent that the Administrator has determined, in accordance with authority granted to it by the Plan or the applicable Award Agreement to settle such Award in cash in lieu of shares;
(d) Each outstanding Performance Award shall be treated as provided in the individual Award Agreement governing such Performance Award; and

(e) all freestanding Dividend Equivalents not granted in connection with another Award shall be cancelled without payment therefor.
To the extent any portion of the Change in Control Price is payable other than in cash and/or other than at the time of the Change in Control, Award holders under the Plan shall receive the same value in respect of their Awards (less any applicable exercise price, Base Price or similar feature) as is received by the Company’s stockholders in respect of their Company Common Stock (as determined by the Administrator), and the Administrator shall determine the extent to which such value shall be paid in cash, in securities or other property, or in a combination of cash and securities or other property, consistent applicable law. To the extent any portion of the Change in Control Price is payable other than at the time of the Change in Control, the Administrator shall determine the time and form of payment to the holders of Award consistent with Section 409A of the Code and other Applicable Laws. For avoidance of doubt, upon a Change in Control the Administrator may cancel Options and SARs for no consideration if the aggregate Fair Market Value of the Shares subject to Options and SARs is less than or equal to the Option Price of such Options or the Base Price of such SARs.
Section 14.3 Section 409A. Notwithstanding the discretion in Sections 14.1 and 14.2, if any Award is subject to Section 409A of the Code and an Alternative Award would be deemed a non-compliant modification of such Award under Section 409A, then no Alternative Award shall be provided and such Award shall instead be treated as provided in Section 14.2 or in the Award Agreement (or in such other manner determined by the Administrator that is a compliant modification under Section 409A).
ARTICLE XV
OTHER PROVISIONS
Section 15.1 Awards Not Transferable. Unless otherwise agreed to in writing by the Administrator, no Award or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 15.1 shall prevent transfers by will or by the applicable laws of descent and distribution or, with the prior approval of the Company’s General Counsel or the Administrator, estate planning transfers. Notwithstanding anything to the contrary in this Section 15.1, no Award may be transferred to a third party for value.
Section 15.2 Amendment, Suspension or Termination of the Plan or Award Agreements.
(a) The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator; provided that without the approval by a majority of the shares entitled to vote at a duly constituted meeting of shareholders of the Company, no amendment or modification to the Plan may (i) except as otherwise expressly provided in Section 4.3, increase the number of Shares subject to the Plan or the individual Award limitations specified in Section 4.2; (ii) modify the class of persons eligible for participation in the Plan; (iii) modify the prohibition against repricing in Section 4.5; or (iv) materially modify the Plan in any other way that would require shareholder approval under Applicable Law.
(b) Except as otherwise expressly provided in the Plan, neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the Award, materially and adversely alter or impair any rights or obligations under any Award theretofore granted. Except as provided by Section 4.3, notwithstanding the foregoing, the Administrator at any time, and from time to time, may amend the terms of any one or more existing Award Agreements, provided, however, that the rights of a Participant under an Award Agreement shall not be materially and adversely impaired without the Participant’s written consent. The Company shall provide a Participant with notice of any amendment made to such Participant’s existing Award Agreement in accordance with the terms of this Section 15.2(b).
(c) Notwithstanding any provision of the Plan to the contrary, in no event shall adjustments made by the Administrator pursuant to Section 4.3 or the application of Section 13.4, Section 14.1,

Section 14.2, Section 15.6 or Section 15.12 to any Participant constitute an amendment of the Plan or of any Award Agreement requiring the consent of any Participant.
(d) No Award may be granted during any period of suspension or after termination of the Plan, and in no event may any Award be granted under this Plan after the expiration of ten (10) years from the Effective Date.
Section 15.3 Effect of Plan upon Other Award and Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any of its Subsidiaries. Nothing in this Plan shall be construed to limit the right of the Company or any of the Subsidiaries (a) to establish any other forms of incentives or compensation for Service Providers or (b) to grant or assume options or restricted stock other than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options or restricted stock in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.
Section 15.4 At-Will Employment. Nothing in the Plan or any Award Agreement hereunder shall confer upon the Participant any right to continue as a Service Provider of the Company or any of the Subsidiaries or shall interfere with or restrict in any way the rights of the Company and any of its Subsidiaries, which are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without Cause.
Section 15.5 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.
Section 15.6 Conformity to Securities Laws. The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated under any of the foregoing, to the extent the Company, any of the Subsidiaries or any Participant is subject to the provisions thereof. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Awards shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and Awards granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
Section 15.7 Term of Plan. The Plan shall become effective upon shareholder approval (the “Effective Date”) and shall continue in effect, unless sooner terminated pursuant to Section 15.2, until the tenth (10th) anniversary of the Effective Date. The provisions of the Plan shall continue thereafter to govern all outstanding Awards.
Section 15.8 Governing Law. To the extent not preempted by federal law, the Plan shall be construed in accordance with and governed by the laws of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.
Section 15.9 Severability. In the event any portion of the Plan or any action taken pursuant thereto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had not been included, and the illegal or invalid action shall be null and void.
Section 15.10 Governing Documents. In the event of any express contradiction between the Plan and any Award Agreement or any other written agreement between a Participant and the Company or any Subsidiary that has been approved by the Administrator, the express terms of the Plan shall govern, unless it is expressly specified in such Award Agreement or other written document that such express provision of the Plan shall not apply.
Section 15.11 Withholding Taxes. In addition to any rights or obligations with respect to Withholding Taxes under the Plan or any applicable Award Agreement, the Company or any Subsidiary employing a Service Provider shall have the right to withhold from the Service Provider, or otherwise require the Service Provider or an assignee to pay, any Withholding Taxes arising as a result of grant, exercise, vesting or settlement of any Award or any other taxable event occurring pursuant to the Plan or any Award Agreement, including, without limitation, to the extent permitted by law, the right to deduct any such Withholding Taxes from any payment of any kind otherwise due to the Service Provider or to take such other actions (including, without limitation, withholding any Shares or cash deliverable pursuant to the Plan or any Award) as may be necessary to satisfy all or any portion of such Withholding Taxes; provided, however, that in the event that the Company withholds Shares issued or issuable to the Participant to satisfy all or any portion of the Withholding Taxes, the Company shall withhold a number of whole Shares having a Fair Market Value, determined as of the date of withholding, not in excess of the maximum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid liability award accounting) and any remaining amount shall be remitted in cash or withheld; and provided, further, that with respect to any Award subject to Section 409A of the Code, in no event shall Shares be withheld pursuant to this Section 15.11 (other than upon or immediately prior to settlement in accordance with the Plan and the applicable Award Agreement) other than to pay taxes imposed under the U.S. Federal Insurance Contributions Act (“FICA”) and any associated U.S. federal withholding tax imposed under Section 3401 of the Code and in no event shall the value of such Shares (other than upon immediately prior to settlement) exceed the amount of the tax imposed under FICA and any associated U.S. federal withholding tax imposed under Section 3401 of the Code. The Participant shall be responsible for all Withholding Taxes and other tax consequences of any Award.
Section 15.12 Section 409A. To the extent that the Administrator determines that any Award is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate any terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the adoption of the Plan. Notwithstanding any provision of the Plan to the contrary, in the event that following the adoption of the Plan, the Administrator determines that any Award may be subject to Section 409A of the Code and related regulations and Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the adoption of the Plan), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance or (c) comply with any correction procedures available with respect to Section 409A of the Code. Notwithstanding anything else contained in this Plan or any Award Agreement to the contrary, if a Service Provider is a “specified employee” as determined pursuant to Section 409A under any Company Specified Employee policy in effect at the time of the Service Provider’s “separation from service” (as determined under Section 409A) or, if no such policy is in effect, as defined in Section 409A of the Code), then, to the extent necessary to comply with, and avoid imposition on such Service Provider of any tax penalty imposed under, Section 409A of the Code, any payment required to be made to a Service Provider hereunder upon or following his or her separation from service shall be delayed until the first to occur of (i) the six (6)-month anniversary of the Service Provider’s separation from service and (ii) the Service Provider’s death. Should payments be delayed in accordance with the preceding sentence, the accumulated payment that would have been made but for the period of the delay shall be paid in a single lump sum during the ten (10)-day period following the lapsing of the delay period. No provision of this Plan or an Award Agreement shall be construed to indemnify any Service Provider for any taxes incurred by reason of Section 409A (or timing of incurrence thereof).
Section 15.13 Notices. Except as provided otherwise in an Award Agreement, all notices and other communications required or permitted to be given under this Plan or any Award Agreement shall be in writing and shall be deemed to have been given if delivered personally, sent by email or any other form of electronic transfer approved by the Administrator, sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, (i) in the case of notices and communications to the Company, to its current business address and to the attention of the General Counsel of the Company or (ii) in the case of a Participant, to the last known address, or email address or, where the individual is an employee of the Company or one of its subsidiaries, to the individual’s workplace address or email address or by other means of electronic transfer acceptable to the Administrator. All such notices and communications shall be deemed to have been received on the date of delivery, if sent by email or any other form of electronic transfer, at the time of dispatch or on the third business day after the mailing thereof.